Information Regarding Joint Filers

Designated Filer of Form 4: Bank of America Corporation

Item 2. Date of Event Requiring Statement: October 10, 2003

Item 4. Issuer Name and Ticker Symbol: Dobson Communications Corporation (DCEL)

Ownership Form

Designated Filer:

Bank of America Corporation Indirect Parent of NB Holdings Corporation

100 North Tryon Street

Bank of America Plaza

Charlotte, NC 28255

Joint Filers:

NB Holdings Corporation Indirect Parent of Bank of America, N.A.

100 North Tryon Street

Bank of America Plaza

Charlotte, NC 28255

Bank of America, N.A. Indirect Parent of BANA (#1) LLC

101 South Tryon Street

Bank of America Plaza

Charlotte, NC 28255

BANA (#1) LLC Indirect Controlling Shareholder of

100 North Tryon Street Banc of America Strategic Solutions, Inc.

Bank of America Plaza

Charlotte, NC 28255

Banc of America Strategic Solutions, Inc. Direct

100 North Tryon Street

Bank of America Plaza

Charlotte, NC 28255